IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: POLAROID CORPORATION, et al., Debtors	) ) ) ) ) ) )	Case No. 01-10864 (Jointly Administered) Chapter 11 Hon. Peter J. Walsh Hearing Date: October 8, 2003 Hearing Time: 10:00 a.m. (Eastern) Objection Deadline: October 1, 2003

NOTICE OF HEARING TO CONSIDER APPROVAL OF DISCLOSURE STATEMENT WITH
RESPECT TO THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
PRIMARY PDC, INC. (F/K/A POLAROID CORPORATION)
AND ITS DEBTOR SUBSIDIARIES AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

NOTICE IS HEREBY GIVEN THAT:

1. On September 11, 2003, Primary PDC, Inc. (f/k/a Polaroid Corporation) and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”), together with the Official Committee of Unsecured Creditors (the “Creditors’ Committee” and together with the Debtors, the “Proponents”) filed with the United States Bankruptcy Court for the District of Delaware, the Disclosure Statement with Respect to Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and Its Debtor Subsidiaries and the Official Committee of Unsecured Creditors (the “Disclosure Statement”) for use in soliciting acceptances or rejections of the Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and Its Debtor Subsidiaries and the Official Committee of Unsecured Creditors (the “Plan”) from holders of certain impaired claims who are (or may be) entitled to receive distributions under the Plan.

2. On or before September 19, 2003, the Proponents will file a Motion for Order (I) Approving Disclosure Statement; (II) Establishing Record Date, Voting Deadline and Procedures for Temporary Allowance of Certain Claims; (III) Establishing Procedures for Filing Objections to Plan; (IV) Approving Solicitation Procedures for Confirmation; and (V) Establishing a Hearing Date to Consider Confirmation of the Plan (the “Solicitation Procedures Motion”). The Solicitation Procedures Motion is scheduled to be considered by the Court at the Disclosure Statement Hearing (as defined below). Any objections to the Solicitation Procedures Motion must be filed in accordance with the procedures set forth in Paragraph 5 below on or before October 1, 2003.

3. THIS NOTICE IS NOT A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. VOTES ON THE PLAN MAY NOT BE SOLICITED UNLESS AND UNTIL THE DISCLOSURE STATEMENT IS APPROVED BY ORDER OF THE COURT.

4. A hearing (the “Disclosure Statement Hearing”) will be held at 10:00 a.m. (Prevailing Eastern Time) commencing on October 8, 2003, before the Honorable Peter J. Walsh, in the United States Bankruptcy Court for the District of Delaware (the “Court”), 824 Market Street, Wilmington, Delaware 19801, to consider the entry of an order, among other things, (i) finding that the Disclosure Statement contains “adequate information” within the meaning of section 1125 of the Bankruptcy Code and approving the Disclosure Statement for solicitation purposes and (ii) approving procedures for the solicitation and tabulation of votes to accept or reject the Plan pursuant to the Solicitation Procedures Motion.

5. Any party in interest objecting to the approval of the Disclosure Statement or the Solicitation Procedures Motion must file its objection (an “Objection”) on or before October 1, 2003 (the “Objection Deadline”). Any Objection should: (a) be in writing, (b) comply with applicable federal and local bankruptcy rules, (c) set forth the name of the objector, and the nature and amount of any claim or interest asserted by the objector against or in the Debtors, their estates or their property, (d) state with particularity the legal and factual bases for the objection, including suggested language to be added or existing language to be amended or deleted, (e) be filed with the Court together with proof of service, and (f) be served by personal service, overnight delivery, or first-class mail so as to be RECEIVED on or before October 1, 2003 by the following parties: (i) the Debtors’ counsel: Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899-0636, Attn: Gregg M. Galardi, Esq. and Mark L. Desgrosseilliers, Esq. and Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attn: Eric W. Kaup, Esq.; (ii) counsel to the Creditors’ Committee: Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attn: Fred Hodara, Esq. and Philip Dublin, Esq. and Young Conaway Stargatt & Taylor LLP, The Brandywine Building, 1000 West Street, Suite 1700, Wilmington, Delaware 19801, Attn: Brendan Linehan Shannon, Esq.; (iii) counsel to the agent for the Debtors’ prepetition and postpetition secured lenders: Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attn: Marshall Huebner, Esq.and Kurt Hoffman, Esq. and Morris Nichols Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19801, Attn: William Sudell, Esq.; (iv) The Office of the United States Trustee, 844 King Street, Wilmington, Delaware 19801, Attn: Mark Kenney, Esq.; (v) counsel to OEP Imaging Corporation: Dechert, 30 Rockefeller Plaza, New York, New York 10122, Attn: Joel H. Levitin and Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attn: Carmen J. Romano, Esq.; and (vi) counsel to Polaroid Corporation: O’Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York 10112, Attn: Adam Harris, Esq.. Objections not timely filed and served in the manner set forth above shall not be considered and shall be deemed overruled.

6. IF ANY OBJECTION TO THE DISCLOSURE STATEMENT IS NOT FILED AND SERVED AS PRESCRIBED HEREIN, THE OBJECTING PARTY MAY BE BARRED FROM OBJECTING TO THE ADEQUACY OF THE DISCLOSURE STATEMENT OR THE SOLICITATION PROCEDURES MOTION AND MAY NOT BE HEARD AT THE DISCLOSURE STATEMENT HEARING.

7. Information and Documents. Copies of the Plan, the Disclosure Statement, the Solicitation Procedures Motion and pleadings and orders in the Debtors’ cases are publicly available, for review at the office of the Clerk, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801, or at the Court’s website, www.deb.uscourts.gov, for a nominal charge (a PACER account is required). Copies of the Plan, the Disclosure Statement and the Solicitation Procedures Motion may also be obtained, at the Debtors’ expense, by contacting the Voting Agent, Donlin Recano & Co., Inc., 419 Park Avenue South, New York, New York, 10016 or by telephone at (212) 481-1411.

8. Upon approval of the Disclosure Statement and the Solicitation Procedures Motion by the Court, which approval cannot be guaranteed, certain holders of claims against the Debtors will receive a copy of the Disclosure Statement, the Plan, and various documents related thereto, unless otherwise ordered by the Court.

9. The Disclosure Statement Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement in the Court of such adjournment on the date scheduled for the Disclosure Statement Hearing.

Dated: September 11, 2003

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Gregg M. Galardi Mark L. Desgrosseilliers One Rodney Square Wilmington, DE 19899 (302) 651-3000	SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) Eric W. Kaup 333 West Wacker Drive Chicago, IL 60606 (312) 407-0700

Counsel to the Debtors and Debtors in Possession

and

YOUNG CONAWAY STARGATT & TAYLOR, LLP Brendan Linehan Shannon Robert S. Brady Joseph A. Malfitano 1000 West Street Wilimington, DE 19801 (302) 571-6600	AKIN GUMP STRAUSS HAUER & FELD LLP Fred S. Hodara Philip C. Dublin Nava Hazan 590 Madison Avenue New York, New York 10022 (212) 872-1000

Counsel to the Official Committee of Unsecured Creditors